Exhibit 99.1

Lexaria Bioscience Corp. Receives New Granted Patents

Kelowna, British Columbia – May 23, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces it has received notifications that it has received two new US patents granted and additionally expects three new Australian patents granted on or before August 17th.

Once granted, Lexaria will have 4 granted patents in the US and 4 granted patents in Australia. All eight of these patents are within Lexaria’s first patent family, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”, and significantly strengthen Lexaria’s intellectual property (“IP”) claims in the US and Australia.

Of note, the new Australian patents expand Lexaria’s IP protection to include the delivery of all cannabinoids, psychoactive and non-psychoactive; nicotine; NSAIDs including but not limited to ibuprofen; and fat-soluble vitamins such as vitamins A, D, E, and K. This represents the first time that Lexaria has received patent protection for delivery of molecules other than cannabinoids outside of the US.

Lexaria’s patent portfolio continues to grow, now with more than 40 patent applications or awards in over 40 countries around the world. Additional new patent application filings for new patent families as a result of R&D programs are currently being prepared and Lexaria continues to expect further patent awards this year. As its patent portfolio expands, Lexaria will be better able to commercialize its technologies and defend its intellectual property.

Separately, Lexaria announces it has received US$24,500 from the exercise of warrants previously granted. The Company has received for exercise a total of 175,000 warrants with an exercise price of US$0.14, previously granted. The warrant exercises are by a third party who is neither an officer nor a director of the Company.

No commissions or placement fees have been paid related to the funds received from these warrants exercised. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp)
and on Facebook http://tinyurl.com/y8vzcaam

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.